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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999 (except note M, as to which the date is April 13, 1999), with respect to the financial statements of TIG Reinsurance Company included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-57642) and the related Prospectus of Odyssey Re Holdings Corp. for the registration of 17,142,857 shares of its common stock.


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                                                               ERNST & YOUNG LLP



Dallas, Texas


May 25, 2001


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